UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2014

Corporate Capital Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission file number: 814-00827

Maryland	27-2857503
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CNL Center at City Commons 450 South Orange Avenue Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 745-3797

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

As previously disclosed in financial statements filed with the Securities and Exchange Commission (“SEC”)”, Corporate Capital Trust, Inc. (the “Company”) may further increase its borrowing commitments with current lenders and it may pursue the addition of new credit facilities. In connection with upcoming discussions with lenders, the Company expects to make presentations to lenders and prospective lenders.

The following information is furnished pursuant to Item 7.01 Regulation FD Disclosure. This information shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. All information is presented as of March 31, 2014 or for the period ended March 31, 2014, unless otherwise noted.

Total investments, including money market investment, as of March 31, 2014	$1.95 billion
Portfolio investments at fair value, as of March 31, 2014	$1.85 billion
Portfolio investments at cost, as of March 31, 2014	$1.79 billion

Loan Portfolio, weighted average yield, Q1 2014	10.5%
Fixed Rate Loan Portfolio, weighted average yield, Q1 2014	11.8%
Floating Rate Loan Portfolio, weighted average yield, Q1 2014	9.3%

Investment portfolio segmentation as of March 31, 2014:
Senior First Lien	42.2%
Senior Second Lien	35.3%
Senior Unsecured	8.9%
Subordinated Debt	9.6%
Equity Investments	4.0%

Funding of Direct Lending and other originated investments, Q1 2014	$150 million
% of Company’s portfolio represented by Direct Lending, Q1 2014	35%

Borrowing Balances, as of March 31, 2014
Senior Secured Revolving Credit Facility	$119.7 million
Deutsche Bank Credit Facility	231.4 million
BNP Paribas Credit Facility	81.0 million
ScotiaBank TRS Facility deemed borrowing	3.9 million

TOTAL Borrowing Balances	$436.0 million

Book Value of Equity (Net Asset Value), as of March 31, 2014	$1,576.5 million
Net Asset Value Per Share, as of March 31, 2014	$10.12
Asset Coverage Ratio, as of March 31, 2014	4.6x
Equity Capital Raise, Q1 2014	$111 million

Top 10 Portfolio Companies as of March 31, 2014:
Company	Industry	Debt Type	Fair Value ($mm)%
Hilding Anders	Home Furnishings	Subordinated Debt/ Equity Options	$115.6	6.2%
Excelitas Technologies Corp.	Electronic Equipment & Instruments	Loan	115.1	6.2%
New Enterprise Stone & Lime Co, Inc.	Building Products	Loan	68.8	3.7%
Sportsman’s Warehouse Inc.	Specialty Stores	Loan	64.3	3.5%
Football Association of Ireland	Leisure Products	Loan	60.7	3.3%
Louisiana Public Facilities Authority	Coal & Consumable Fuels	Loan	50.5	2.7%
Angelica Corp.	Health Care Supplies	Loan	50.3	2.7%
Distribution International Inc.	Distributors	Loan	48.4	2.6%
Polyconcept Finance BV	Consumer Electronics	Loan	45.8	2.5%
Jacuzzi Brands Inc.	Building Products	Loan	41.6	2.2%
TOTAL			$661.2	35.7%

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this report are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Given these uncertainties, we caution investors and potential investors not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events, except as otherwise required by law. The forward-looking statements should be read in light of the risk factors identified in the “Risk Factors” section of our annual report on Form 10-K as filed with the SEC on March 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 21, 2014	CORPORATE CAPITAL TRUST, INC.

	By:	/s/ Paul S. Saint-Pierre
	Name:	Paul S. Saint-Pierre
	Title:	Chief Financial Officer